News Release

EXHIBIT 99.1
FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES SECOND QUARTER PREVIEW:
STRONG PRODUCTION AND REALIZED PRICES DRIVE HIGH MARGIN GROWTH

DENVER, CO July 19, 2018 - SM Energy Company (the “Company”) (NYSE: SM) today announced certain operating results for the second quarter of 2018 including production, realized pricing and total capital spend. Highlights include:

•	10.5 MMBoe (115 MBoe/d) total production and 42% oil in the commodity mix

•	14% sequential and 117% year-over-year growth in Midland Basin production from retained assets

•	$38.40 per Boe average realized price (pre-hedge), highest level in 15 quarters

•
Costs incurred $460 million and total capital spend $429 million, in accordance with recent Company estimates (capital spend guidance of $400-440 million) and reflecting acceleration of certain drilling, completion and infrastructure spending

•	Outperformance driven by continued better than expected well performance in the Midland Basin
President and Chief Executive Officer Jay Ottoson comments: “Production for the quarter exceeded our expectations and commenced a steep upward trajectory for production growth following our recent asset divestitures.  Liquids volumes were 60% of total production and operating margins were particularly strong.  We expect that our high investment returns, driven by outstanding well results and execution, will allow us to deliver significant cash flow growth per debt-adjusted share going forward.”
SECOND QUARTER OF 2018 PRODUCTION AND REALIZED PRICES

PRODUCTION:
	Permian	Eagle Ford	Rocky Mountain	Total	Production from Assets Sold	Production from Retained Assets
Oil - MBbl	3,731	332	298	4,361	(321)	4,040
Natural gas - MMcf	6,201	18,807	316	25,323	(370)	24,953
NGLs - MBbl	5	1,894	1	1,900	(1)	1,899
Total - MBoe	4,770	5,360	352	10,482	(384)	10,098
Note: Totals may not sum due to rounding

•	Non-core assets sold during the second quarter (transactions closed in May) included remaining assets in Divide County, North Dakota and third-party operated assets in Upton County, Texas.

•	Permian volumes exceeded expectations, up 14% sequentially (based on retained assets), while Eagle Ford volumes were up 5% sequentially.

REALIZED PRICES:
	Permian	Eagle Ford	Rocky Mountain	Totals Pre/Post-Hedge
Oil/$Bbl	61.01	58.20	64.29	61.02/55.42
Natural gas/$Mcf	5.12	2.78	0.30	3.32/3.29
NGLs/$Bbl	nm	27.59	nm	27.55/21.51
Per Boe	$54.41	$23.10	$54.61	$38.40/$34.91

•	Benchmark pricing for the quarter included NYMEX WTI at $67.88/Bbl, NYMEX Henry Hub natural gas $2.80/MMBtu and Hart Composite NGLs at $33.10/Bbl.

•
The average realized price per Boe of $38.40 is before the effect of hedges. Including the effect of realized hedges, the average price was $34.91, resulting in approximately $36.7 million of realized net hedge losses for the quarter.

•	Eagle Ford realizations were particularly strong, benefiting from increased LLS and NGL pricing.

•	Permian realizations exceeded the Company’s 2018 plan by 13%, despite an increased Midland-WTI Cushing differential that averaged ($6.87)/Bbl, before the effects of basis hedges, for the quarter.

COSTS INCURRED AND TOTAL CAPITAL SPEND
Costs incurred for the second quarter of 2018 were $460 million. Costs incurred included the acquisition of 720 contiguous net acres of unproved properties adjacent to our RockStar acreage in Martin County, Texas for $24.6 million.
Total capital spend (a non-GAAP measure defined as costs incurred less ARO, capitalized interest and acquisitions, reconciled below) for the quarter was $429 million. During the second quarter, the Company drilled 28 net wells and completed 38 net wells in the Permian and drilled 6 net wells and completed 9 net wells in the Eagle Ford. Total capital spend was aligned with recent guidance of $400-$440 million, reflecting the acceleration of the Company’s drilling and completion expenditures due to a faster than expected pace.

TOTAL CAPITAL SPEND RECONCILIATION:

($ in millions)

Reconciliation of costs incurred in oil & gas activities (GAAP) to total capital spend (Non-GAAP)(1)	For the Three Months Ended June 30,	For the Six Months Ended June 30,

	2018	2018
Costs incurred in oil and gas activities (GAAP):	$460.2	$832.4
Less:
Asset retirement obligation	(1.0)	(1.9)
Capitalized interest	(6.0)	(10.5)
Unproved property acquisitions	(24.6)	(24.6)
Other	0.4	0.4
Total capital spend (Non-GAAP):	$429.1	$795.8
Note: Totals may not sum due to rounding
(1) The non-GAAP measure of total capital spend is presented because management believes it provides useful information to investors for analysis of SM Energy's fundamental business on a recurring basis. In addition, management believes that total capital spend is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Total capital spend should not be considered in isolation or as a substitute for Costs Incurred or other capital spending measures prepared under GAAP. The total capital spend amounts presented may not be comparable to similarly titled measures of other companies.

CASH AND LIQUIDITY
As of June 30, 2018, the Company’s cash balance was $616 million and, when combined with the Company’s undrawn credit facility, provided $1.6 billion in liquidity.
Subsequent to quarter-end, the Company completed the redemption of $344.6 million of 6.5% senior notes due 2021. The current principal value of senior notes outstanding (including the convertible notes) is $2.63 billion, down from $2.97 billion at quarter-end.
SCHEDULE FOR SECOND QUARTER REPORTING
August 1, 2018 - After market close, the Company plans to release its second quarter 2018 earnings release, a pre-recorded webcast discussion of the second quarter 2018 financial and operating results, and an associated presentation, all of which will be posted to the Company’s website at ir.sm-energy.com.
August 2, 2018 - Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the second quarter 2018 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone at:

•	Live (conference ID 4891245) - Domestic toll free/International: 844-343-4183/647-689-5129

•	Replay (conference ID 4891245) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call until August 9, 2018.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "anticipate," "budget," "estimate," "expect," "forecast," "guidance," "plan," "project," "will" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things, projected growth in cash flow per debt adjusted share. General risk factors include the availability of and access to capital markets; the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the Risk Factors section of SM Energy's 2017 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

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